UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2014

CHRYSLER GROUP LLC

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-54282	27-0187394
(Commission File Number)	(IRS Employer Identification No.)

1000 Chrysler Drive, Auburn Hills, Michigan	48326
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 512-2950

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On April 1, 2014, Chrysler Group LLC announced U.S. retail sales of Chrysler Group vehicles in March 2014, as set forth in the table below. Chrysler Group reported finishing the month of March 2014 with a 71 days supply of inventory (525,927 units). U.S. industry sales figures for March 2014 were internally projected at an estimated 16.2 million units Seasonally Adjusted Annual Rate (SAAR).

Chrysler Group LLC U.S. Sales Summary Thru March 2014

	Month Sales		Vol %	Sales CYTD		Vol %
Model	Curr Yr	Pr Yr	Change	Curr Yr	Pr Yr	Change
500	3,316	3,807	-13%	8,473	9,612	-12%
500L	1,422	0	NEW	2,952	0	NEW
FIAT BRAND	4,738	3,807	24%	11,425	9,612	19%

200	7,531	16,593	-55%	30,489	36,885	-17%
300	5,367	5,686	-6%	13,000	16,034	-19%
Town & Country	13,242	11,626	14%	28,994	26,765	8%
CHRYSLER BRAND	26,140	33,905	-23%	72,483	79,684	-9%

Compass	5,335	5,111	4%	13,757	12,003	15%
Patriot	8,431	7,420	14%	20,474	18,997	8%
Wrangler	14,481	12,901	12%	34,674	31,846	9%
Liberty	0	1,408	-100%	0	4,972	-100%
Grand Cherokee	15,940	12,629	26%	40,838	33,133	23%
Cherokee	13,796	0	NEW	36,096	0	NEW
JEEP BRAND	57,983	39,469	47%	145,839	100,951	44%

Caliber	0	0		0	45	-100%
Dart	6,135	8,091	-24%	16,074	22,965	-30%
Avenger	8,756	12,439	-30%	21,740	32,047	-32%
Charger	10,816	9,386	15%	24,956	26,098	-4%
Challenger	4,882	6,132	-20%	11,034	14,540	-24%
Viper	67	3	NEW	158	4	NEW
Journey	9,125	7,283	25%	23,024	22,992	0%
Caravan	14,165	11,110	27%	32,025	26,490	21%
Durango	6,629	5,441	22%	16,213	13,570	19%
DODGE BRAND	60,575	59,885	1%	145,224	158,751	-9%

Ram P/U	42,532	33,831	26%	96,906	77,594	25%
Cargo Van	841	709	19%	1,777	1,760	1%
ProMaster Van	1,106	0	NEW	2,310	0	NEW
RAM BRAND	44,479	34,540	29%	100,993	79,354	27%

TOTAL CHRYSLER GROUP LLC	193,915	171,606	13%	475,964	428,352	11%
TOTAL CAR	46,870	62,137	-25%	125,924	158,230	-20%
TOTAL TRUCK	147,045	109,469	34%	350,040	270,122	30%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 1, 2014

CHRYSLER GROUP LLC
(Registrant)

/s/ Reid Bigland
Reid Bigland
Senior Vice President